UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2009

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

As previously announced, the Compensation Committee of the Board of Directors of 4Kids Entertainment, Inc. (the “Company”) has determined not to renew the employment agreements of executive employees scheduled to expire on December 31, 2009. Rather, such executives will have reduced “change of control” benefits compared with those currently in effect under the expiring employment agreements.

On November 24, 2009, the Company, 4Kids Entertainment Licensing, Inc. (“4KEL”), a subsidiary of the Company, and Brian Lacey entered into a severance agreement providing that: (a) in the event that Mr. Lacey’s employment is terminated without Cause (as defined in the severance agreement) or is terminated by Mr. Lacey for Good Reason (as defined in the severance agreement) within one year following a Change of Control (as defined in the severance agreement), (i) Mr. Lacey will receive (A) a severance benefit equal to the greater of (I) three (3) weeks’ of his base salary in effect immediately prior to the Change of Control for each year of service and (II) three months’ base salary, (B) continued medical benefits for the period of weeks used to determine the severance benefit payable pursuant to clause (A) above and (ii) all of Mr. Lacey’s awards under the Company’s equity incentive plans will fully become vested. In the event that Mr. Lacey’s employment is terminated without Cause prior to any Change of Control or in the event that more than twelve months following a Change of Control, Mr. Lacey’s employment is terminated without Cause or is terminated by Mr. Lacey for Good Reason, Mr. Lacey shall be entitled to receive a severance benefit equal to two (2) weeks’ base salary in effect immediately before such termination without Cause or resignation by Employee for Good Reason for each year of service.

The severance agreement described above is furnished as an exhibit to this Report and is incorporated by reference herein. The description of such agreement is summary in nature and does not purport to be complete. This summary should be read in connection with the exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits

Exhibit	Description

99.1	Severance Agreement, dated as of November 24, 2009, among 4Kids Entertainment Licensing, Inc., 4Kids Entertainment, Inc. and Brian Lacey.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 1, 2009.

4KIDS ENTERTAINMENT, INC. By: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Severance Agreement, dated as of November 24, 2009, among 4Kids Entertainment Licensing, Inc., 4Kids Entertainment, Inc. and Brian Lacey.